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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Blyth, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2008

To the Stockholders of Blyth, Inc.:	April 21, 2008

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blyth, Inc. will be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 4, 2008, at 8:30 a.m. local time, for the following purposes:

1.
to elect three directors, each to hold office until the annual meeting of stockholders to be held in 2011 or until a respective successor is elected and qualified;

2.
to consider and vote upon the Amended and Restated 2003 Omnibus Incentive Plan;

3.
to ratify the appointment of our independent auditors; and

4.
to transact such other business as may properly come before the meeting or any adjournments thereof.

        You will notice in reading the proxy statement that John W. Burkhart, a director since 1983, is retiring from the board of directors and not standing for re-election, and that Roger A. Anderson, a director since 1994, retired from the board in January 2008. We want to express our deep appreciation to John and Roger for their valuable contributions to Blyth during their years of service.

        The board of directors has fixed the close of business on April 9, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 23, 2008, during ordinary business hours at the our principal executive offices located at the address set forth above.

                      By Order of the Board of Directors

                      Michael S. Novins
                       Secretary

BLYTH, INC.

One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held June 4, 2008

INTRODUCTION

        This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 4, 2008, at 8:30 a.m. local time, and at any adjournments thereof. This proxy statement is first being released by us to our shareholders on April 21, 2008.

        Our Annual Report on Form 10-K for the fiscal year ended January 31, 2008 also accompanies this proxy statement. The annual report includes audited financial statements, a discussion by management of our financial condition and results of operations, and other information.

ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE
PROXY MATERIALS AND THE 2008 ANNUAL MEETING

Why am I receiving these materials?

        The board of directors is providing these proxy materials to you in connection with the 2008 annual meeting of stockholders. The annual meeting will take place in our Board Room at One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 4, 2008, at 8:30 a.m. local time. You are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will be asked:

  1.
  to elect three directors, each to hold office until the 2011 annual meeting or until a respective successor is elected and qualified;

  2.
  to consider and vote upon the Amended and Restated 2003 Omnibus Incentive Plan;

  3.
  to ratify the appointment of our independent auditors; and

  4.
  to transact such other business as may properly come before the meeting or any adjournments thereof.

What are the recommendations of the board of directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendations are set forth together with the description of each item in this proxy statement. The board recommends a vote for the election of all of the nominees as directors, for approval of the Amended and Restated 2003 Omnibus Incentive Plan and for the ratification of the appointment of Deloitte & Touche LLP as independent auditors. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Who is entitled to vote at the annual meeting?

        Only stockholders of record at the close of business on the record date, Wednesday, April 9, 2008, are entitled to notice of and to vote at the annual meeting or any adjournment(s) thereof. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share held of record on the record date with respect to each matter. On the record date, there were 36,237,352 shares of common stock issued and outstanding.

How do I vote?

        You may vote either by casting your vote in person at the meeting, or by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card.

        The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

        If you hold your shares in "street name" through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

        Proxies will also be considered to be confidential voting instructions to the trustees of our 401(k) and profit sharing plan with respect to shares of common stock held in accounts under such plan.

        To the extent that no direction is indicated, the shares will be voted FOR the election of all of the nominees as directors, FOR the approval of the Amended and Restated 2003 Omnibus Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Can I change my vote after I return my proxy card?

        Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the annual meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to our corporate secretary prior to the vote at the annual meeting. Any writing intended to revoke a proxy should be sent to us at our principal executive offices, One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

What constitutes a quorum?

        A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the annual meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will not be considered in the tabulation of the votes. Under New York Stock Exchange rules, a majority of the shares must vote on certain matters (with abstentions being treated as votes and broker non-votes not being treated as votes). Subject to the foregoing, a broker non-vote will have no effect with respect to any of Items 1 through 4 of this proxy statement.

What vote is required to approve each item?

        If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, is required for approval of Items 2 through 4.

Who will bear the cost of soliciting votes for the annual meeting?

        We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our employees may also solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile, but they do not receive additional compensation for providing those services.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

        The board of directors currently consists of nine members, divided into three classes serving staggered terms of office. John W. Burkhart, a director since 1983, is retiring from the board effective as of the annual meeting.

        In August 2007, the board elected Anne M. Busquet to the board. In January 2008, Roger A. Anderson, a director since 1994, retired from the board.

        It is intended that the persons named in the enclosed form of proxy, as proxies, will, except as noted below, vote FOR the election of the following nominees as directors, to serve until the 2011 Annual Meeting of Stockholders:

Anne M. Busquet
Wilma H. Jordan
James M. McTaggart

        All three of them currently serve as directors. Ms. Jordan and Mr. McTaggart were most recently elected at the 2005 annual meeting, and Ms. Busquet was elected to the board by the board of directors on August 15, 2007. The board does not contemplate that any of such nominees will become unable to serve. If, however, any of such nominees should become unable to serve before the annual meeting, proxies solicited by the board will be voted by the persons named as proxies in accordance with the best judgment of such proxies. Pursuant to our bylaws, directors are elected by plurality vote. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

        The following sets forth the name, age, business experience for the past five years and other directorships of each of the nominees and the continuing directors:

Nominees for Election at the 2008 Annual Meeting for Terms Expiring in 2011

Anne M. Busquet (58)

        Anne M. Busquet joined the board of directors in August 2007. Since September 2006, and from 2001 to 2002, she was a principal at AMB Advisors, LLC, a business consulting firm. From 2004 to September 2006, she was chief executive officer of IAC Local and Media Services, a division of IAC/InterActiveCorp, and from 2003 to 2004, she was president and senior advisor of IAC's travel services group. From 1978 to 2001, she served in various positions at American Express Company, and was a member of its planning and policy committee from 1995 to 2001. Ms. Busquet serves on the boards of Pitney Bowes Inc. and Invoke Solutions.

Wilma H. Jordan (58)

        Wilma H. Jordan joined the board of directors in 2004. Ms. Jordan is founder and chief executive officer of The Jordan, Edmiston Group, a media investment bank. Ms. Jordan is also a founding general partner and chief executive officer of JEGI Capital, a venture capital affiliate of Jordan, Edmiston. Ms. Jordan served on the board of directors of Lin TV Corporation (NYSE) from May 2002 until September 2007. In addition, she is a director of Guideposts, Inc., a publisher of Guideposts Magazine and a leading provider of other magazines, books and related ministry programs and has served as a director of several privately held companies.

James M. McTaggart (60)

        James M. McTaggart joined the board of directors in 2004. Mr. McTaggart is co-founder and co-chairman of Trinsum Group, an international management consulting firm that advises senior executives on the issues most impacting company performance and long-term value. Prior to co-founding Trinsum Group, he was a vice president of Wells Fargo Bank and co-founded the bank's corporate finance department. Mr. McTaggart serves on the board of trustees of Greenwich Hospital and Greenwich Health Services.

Continuing Directors with Terms Expiring in 2009

Pamela M. Goergen (66)

        Pamela M. Goergen joined the board of directors in 1984. From 2001 to the present, she has served as a managing director of Ropart Investments, LLC, a private equity investment group, and for its predecessor, The Ropart Group Limited, she served as vice president and secretary from 1979 to 2001.

Carol J. Hochman (57)

        Carol J. Hochman joined the board of directors in 2002. Ms. Hochman is president and chief executive officer of Triumph Apparel Corp. (formerly Danskin, Inc.). Prior to her appointment to Triumph Apparel in 1999, she held the position of group president—accessories at Liz Claiborne, Inc., where she held positions of increased responsibility for over 20 years. Prior to her roles at Liz Claiborne, she spent six years in the international division of May Department Stores. Ms. Hochman also sits on the foundation of the board of Queens College, part of the City University of New York, and the boards of the American Apparel and Footwear Association and the Sporting Goods Manufacturers Association, both major industry trade associations.

Continuing Directors with Terms Expiring in 2010

Robert B. Goergen (69)
Chairman of the Board and Chief Executive Officer

        Robert B. Goergen has been our chairman since our inception in 1977. Mr. Goergen has served as our chief executive officer since 1978 and as president from March 1994 to March 2004. Since 1979, he has served as senior managing member of Ropart Investments, LLC and its predecessor entities, a private equity investment group.

Neal I. Goldman (63)

        Neal I. Goldman joined the board of directors in 1991. From 1985 to the present, he has been the president of Goldman Capital Management, Inc., an investment advisory firm.

Howard E. Rose (61)

        Howard E. Rose joined the board of directors in 1998. Mr. Rose served as vice chairman of the board from April 1998 to June 2000. Mr. Rose served as our vice president and chief financial officer from 1978 to April 1998, and served as secretary from 1993 to 1996.

        Other than Robert B. Goergen and Pamela M. Goergen, who are husband and wife, and Robert B. Goergen, Jr., who is their son, there are no family relationships among any of the nominees for election as directors, any continuing directors or any executive officers.

Retiring Director

John W. Burkhart (70)

        John W. Burkhart, who has served on the board of directors since 1983, is retiring from the board effective as of the annual meeting. Since July 1984, he has been the chairman of the board of directors of Breezy Hill Enterprises, Inc., a management services and investment company. Since June 1993, he has been chairman of the board of directors of MWM Dexter, Inc., a specialty printing company. Since January 1990, he has been chairman of the board of directors of AS Hospitality, Inc., a specialty printing company.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the board of directors has codified its corporate governance practices into a set of corporate governance guidelines. These guidelines assist the board in the exercise of its responsibilities and may be amended by the board from time to time. The corporate governance guidelines are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Director Independence

        Our corporate governance guidelines require that a majority of the board consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange, including the requirement that there be no material relationship between the director and us. The board has determined that no relationship between us and a director that arises solely out of the ownership by such director of less than 1% of the outstanding equity interests in an organization that has a relationship with us is a "material" relationship for purposes of the determination by the board as to whether such director has any material relationship with us. The board conducts an annual review as to whether each of our directors qualifies as independent. Based on its most recent annual review, the board has concluded that each director other than Robert B. Goergen and Pamela M. Goergen is independent.

        The non-management members of the board meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The chairman of the nominating and corporate governance committee presides at these meetings. Wilma H. Jordan is currently chairman of the nominating and corporate governance committee.

Director Compensation

        For their services as directors, non-employee directors receive an annual fee of $20,000, reimbursement of out-of-pocket expenses, plus a fee of $1,500 for each board meeting attended in person or a fee of $500 for each board meeting attended by telephone. Each member of the audit committee, the compensation committee and the nominating and corporate governance committee, including each committee chairman, also receives a fee of $1,500 for each committee meeting attended in person or a fee of $500 for each committee meeting attended by telephone. The chairman of the audit committee receives an annual retainer fee of $10,000 and the chairmen of the compensation committee and the nominating and corporate governance committee each receive an annual retainer fee of $5,000. The full board determines annual equity awards for non-employee directors, subject to an annual limit of awards of 5,000 shares of common stock or share equivalents for new non-employee directors and 2,500 shares or share equivalents for continuing non-employee directors. Directors who are also employees do not receive any additional compensation for their services as directors.

Director Compensation in Fiscal 2008

        The following table sets forth information regarding the compensation of the directors earned in fiscal 2008.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Anne M. Busquet	12,000	22,928	—		34,928
Pamela M. Goergen	28,000	41,127	—		69,127
Robert B. Goergen	—	—	—		—
Neal I. Goldman	32,500	41,127	—		73,627
Carol J. Hochman	28,000	41,127	—		69,127
Wilma H. Jordan	39,750	44,095	—		83,845
James M. McTaggart	36,000	41,127	—		77,127
Howard E. Rose	45,000	41,127	7,188	(3)	93,315
Roger A. Anderson(4)	32,250	62,371	—		94,621
John W. Burkhart(4)	41,000	41,127	—		82,127

(1)
These amounts represent the grant date fair value in accordance with Statement of Financial Standards (SFAS) No. 123R "Share-Based Payments" (FAS 123(R)). Information regarding the valuation assumptions used in the calculation of this amount is included in Note 16 to the audited financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2008.

(2)
The grant date fair value of the RSUs issued in fiscal 2008 was $41,677 for all directors, who were issued 1,500 RSUs in June 2007, except Ms. Busquet, and $61,140 for Ms. Busquet, who was issued 3,000 RSUs in August 2007 when she joined the board of directors.

(3)
Represents health insurance premiums paid by us.

(4)
Mr. Anderson retired from the board in January 2008, and Mr. Burkhart is retiring from the board effective as of the annual meeting. In accordance with the terms of the Amended and Restated 2003 Omnibus Incentive Plan, the vesting of Mr. Anderson's RSUs was accelerated upon his retirement.

Board and Committee Meetings

        The board has established three committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The charter for each committee is available on our website, www.blyth.com, and is also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

        Audit Committee.    The audit committee is comprised of Mr. Rose (chairman), Ms. Busquet and Ms. Jordan and assists the board in fulfilling its oversight responsibilities regarding our legal and regulatory compliance, financial statements, internal audit function and independent auditors. Each member of the audit committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards. Each member of the audit committee also satisfies the Securities and Exchange Commission's additional independence requirement for members of audit committees. In accordance with our corporate governance guidelines, none of the members of the audit committee serve on more than two audit committees. In addition, the board has determined that Howard E. Rose is an "audit committee financial expert" as defined by Securities and Exchange Commission rules. Mr. Rose is a certified public accountant with more than 30 years of accounting experience. Mr. Rose also served as our vice president and chief financial officer from 1978 to April 1998. The audit committee held eight meetings during fiscal 2008.

        Compensation Committee.    The compensation committee is currently comprised of Mr. Burkhart (chairman), Mr. Goldman, Mr. McTaggart and Ms. Hochman. Mr. Burkhart is retiring from the board effective as of the annual meeting and, at such time, Mr. McTaggart will become the chairman of the compensation committee. The compensation committee reviews and makes recommendations to the board with respect to general compensation and benefit levels, determines the compensation and benefits for our executive officers and administers the qualified and non-qualified retirement plans and the omnibus incentive plan. Each member of the compensation committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards. During fiscal 2008, the compensation committee engaged Mercer Human Resources Consulting to provide advice on specific projects related to executive compensation. Mercer did not provide any other services to us during fiscal 2008. The compensation committee held three meetings during fiscal 2008.

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is comprised of Ms. Jordan (chairman), Mr. McTaggart and Mr. Burkhart and ensures that the board is appropriately constituted and organized to meet its fiduciary obligations to the stockholders. Mr. Burkhart is retiring from the board effective as of the annual meeting and, at such time, Ms. Busquet will become a member of the nominating and corporate governance committee. The nominating and corporate governance committee assesses director performance and board membership needs, makes and evaluates recommendations regarding potential candidates for election to the board, and develops and implements policies regarding corporate governance matters. Each member of the nominating and corporate governance committee is an independent director as determined by the board, based on the New York Stock Exchange listing standards. The nominating and corporate governance committee held three meetings during fiscal 2008.

        The board of directors held six meetings during fiscal 2008. In fiscal 2008, each incumbent director attended at least 75% of the meetings of the board of directors and applicable committee meetings, except for Ms. Hochman, who attended 67% of the meetings of the board and applicable committee meetings.

        We do not have a formal policy regarding board members' attendance at annual meetings, but all members of the board are encouraged to attend the annual meeting of stockholders. In 2007, all of the members of the board were present at the annual meeting.

Process for Nominating Directors

        Nominations of candidates for director are made by the nominating and corporate governance committee. The committee has identified nominees for directors based on referrals from management, existing directors, advisors and representatives of the company or other third parties. Each of the current nominees for director listed under the caption "Election of Directors" is an existing director standing for re-election. The committee may engage the services of third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director but did not do so with respect to the current nominees. As discussed below, the committee will consider nominees proposed by qualified security holders. In connection with the annual meeting, the committee did not receive any recommendation for a nominee from any stockholder or group of stockholders.

        The nominating and corporate governance committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed below. A committee member would contact those prospective candidates that appear likely to be able to fill a significant need of the board to discuss the position; if the candidate showed sufficient interest, the committee would arrange an in-person meeting with one or more committee members. If the committee, based on the results of these contacts, believes it has identified a viable candidate, it will consult with the chairman of the board and submit the nominee to the full board for approval. Any request by management to meet with the prospective candidate would be given appropriate consideration.

        Before nominating existing directors for re-election, the nominating and corporate governance committee also considers the individual's contributions to the board, as reflected in results of the most recent peer review of individual director performance.

        The nominating and corporate governance committee has adopted the following standards that it believes must be met by a nominee for a position on the board:

  •
  Integrity—shows high ethical standards, integrity, strength of character and willingness to act on and be accountable for his or her decisions.

  •
  Maturity—assertive, responsible, supportive, respectful and open to others.

  •
  Judgment—decisions show intelligence, wisdom, thoughtfulness; willing to discuss issues thoroughly, ask questions, express reservations and voice dissent; record of good decisions shows that duties will be discharged in good faith and in our best interests.

  •
  Leadership—history of skill in understanding, managing and motivating talented managers and employees.

  •
  Standards—history of achievements shows high standards for self and others.

  •
  Strategic Vision—strategic insight and direction in innovation, key trends and challenging us to sharpen our vision.

  •
  Time and Willingness—ability, willingness and energy to prepare fully before meetings, attend and participate meaningfully, and be available to management between meetings, especially in light of any other commitments.

  •
  Continuous Improvement—stays current on major issues and on director's responsibilities.

        The nominating and corporate governance committee has also adopted the following list of qualities and skills that it believes one or more of our directors should possess:

  •
  Financial Acumen—understanding balance sheets, income and cash flow statements, financial ratios and other indices for evaluating performance; experience in financial accounting, corporate finance and trends in debt and equity markets; familiarity with internal financial controls.

  •
  Management Experience—hands-on understanding of corporate management trends in general and in our segments.

  •
  Knowledge Base—unique experience and skills in areas where we do business, including relevant manufacturing, marketing and technology.

  •
  International Vision—experience in global markets, issues and practices.

  •
  Diversity—enhances the board's perspective through diversity in gender, ethnic background, geographic origin or professional experience (public, private and non-profit sectors).

        Nomination of a candidate should not be based solely on these factors.

        Security holders who, individually or as a group, have held for more than one year at least 5% of our common stock may recommend director nominees to the nominating and corporate governance committee, provided the recommendation is received at least six months prior to the annual meeting, in order to assure time for meaningful consideration by the committee. Recommendations should be sent to the nominating and corporate governance committee at the address listed for security holder communications under the caption "Communications with the Board of Directors" below. Nominees recommended by security holders will be evaluated using the same standards applied to nominees recommended by other processes. Security holders recommending director nominees must provide the following information in their recommending communication:

        1.     the number of our securities held by the recommending security holder or by each member of a recommending group of security holders, and the holding period or periods for all such securities;

        2.     if the security holder(s) are not registered owners, proof of their security holdings in the form of either:

          (a)   a written statement from the "record" holder of the securities (usually a broker or bank) verifying that, at the time the security holder made the recommendation, he or she had held the required securities for at least one year; or

          (b)   if the security holder has filed a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5, or amendments to those documents or updated forms, reflecting ownership of the securities as of or before the date of the recommendation, a copy of the schedule and/or form, and any subsequent amendments reporting a change in ownership level, as well as a written statement that the security holder continuously held the securities for the one-year period as of the date of the recommendation;

        3.     written consent of the nominee and the recommending security holder(s) to being identified in our public communications and filings discussing the recommendation and any action taken with respect to the recommendation; and

        4.     information about the recommended nominee sufficient for us to comply with Securities and Exchange Commission disclosure requirements if the nominee is proposed for election to our board of directors.

Communications with the Board of Directors

        Security holders may send communications to the board by e-mail to HolderCommunications@blyth.com. Communications may be addressed to the entire board, any committee or committee chairman, or any individual director. All communications will be received and reviewed by the chairman of the nominating and corporate governance committee. The decision whether to pass communications on to the rest of the nominating and corporate governance committee, to any other committee or committee chairman or to any individual director to whom the communication is addressed, will be made at the discretion of the nominating and corporate governance committee chairman.

        If a security holder communication relates to the nominating and corporate governance committee chairman and is directed to any director other than that chairman, it should be sent by e-mail to AuditCommittee@blyth.com. Communications sent to this address will be received and reviewed by the chairman of the audit committee. The decision of what action if any to be taken with respect to such communications will be made at the discretion of the audit committee chairman.

        Security holders may also send such communications by regular mail to either:

  [Individual Director Name] c/o
  Shareholder Communications
        or
  Chairman, Audit Committee
      at
  Blyth, Inc.
  One East Weaver Street
  Greenwich, CT 06831

        Communications so addressed will be delivered unopened to the chairman of the audit committee or to the individual addressed.

        Communications by security holders recommending director nominees must comply with the requirements discussed under the caption "Process for Nominating Directors."

        Interested parties may send communications to the nominating and corporate governance committee chairman or the non-management directors as a group by e-mail to IndependentDirectors@blyth.com or by regular mail to:

  Chairman
  Nominating and Corporate Governance Committee
  Blyth, Inc.
  One East Weaver Street
  Greenwich, CT 06831

        Communications so addressed will be delivered unopened to the chairman of the nominating and corporate governance committee.

Code of Conduct

        We first adopted our code of conduct in 1999 and it applies to all members of the board of directors and to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The code of conduct is available on our website, www.blyth.com, and print copies are available to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The code of conduct also serves as our "code of ethics," as defined in Item 406(b) of Regulation S-K. In addition, we intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or any person performing similar functions and relates to any element of the definition of "code of ethics" set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.blyth.com.

Executive Officers

        The following sets forth the name, age and business experience for the past five years of each of our executive officers (other than Robert B. Goergen (see "Continuing Directors with Terms Expiring in 2010")) as of the date hereof, together with all positions and offices held with us by such executive officers. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and have qualified:

        Robert H. Barghaus (54)—Robert H. Barghaus is a vice president and our chief financial officer. Mr. Barghaus joined us as vice president of financial planning in February 2001, and in March 2001 he was elected vice president and chief financial officer. From December 1998 to March 2000, he was executive vice president of finance and strategic planning of Cahners Business Information, a division of Reed Elsevier. Prior to that, from May 1989 to January 1997, he was senior vice president of finance and import operations of Labatt USA, and from January 1997 to December 1998 and from March 2000 to February 2001, a principal of the Bev-Edge Group, LLC, a consulting and management firm. Mr. Barghaus is also a certified public accountant.

        Anne M. Butler (59)—Anne M. Butler has been a vice president of the company and president of PartyLite Worldwide since May 2007. Ms. Butler joined PartyLite in 1999 as president of PartyLite Europe, and became president of PartyLite Europe and New Markets in 2000. Ms. Butler was named president of PartyLite International in 2003. Prior to joining PartyLite, she spent more than 25 years at leading companies, including Avon Products, Inc., Aloette Cosmetics, Inc. and Mary Kay Inc.

        Robert B. Goergen, Jr. (37)—Robert B. Goergen, Jr. is a vice president and president of the multi-channel group and corporate development group. Mr. Goergen joined us in 2000 as director of our Internet strategy and e-business initiatives group. In August 2002 he was appointed vice president of acquisitions and business development, overseeing our acquisition strategy and implementation. From 1995 to 1998, Mr. Goergen worked for McCann-Erickson Worldwide, primarily serving as an account director, where he oversaw e-commerce development and Internet marketing efforts for consumer products and services accounts.

Security Ownership of Management and Certain Beneficial Owners

        Security Ownership of Management.    The following table sets forth, as of March 31, 2008, the number of outstanding shares of the common stock beneficially owned by each of (i) the nominees for director, (ii) the other current directors, (iii) the named executive officers individually and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days of Record Date	Total Common Stock Beneficially Owned	Percent of Class
Robert B. Goergen(1)	11,278,007	0	11,278,007	31.1%
Anne M. Busquet(2)	3,000	0	3,000	*
Pamela M. Goergen(3)	11,263,507	14,500	11,278,007	31.1
Neal I. Goldman(4)	26,000	14,500	40,500	*
Carol J. Hochman(5)	7,000	15,000	22,000	*
Wilma H. Jordan(6)	8,500	10,000	18,500	*
James M. McTaggart(7)	10,900	0	10,900	*
Howard E. Rose(8)	55,358	10,000	65,358	*
Robert H. Barghaus(9)	30,509	10,000	40,509	*
Anne M. Butler(10)	18,825	19,100	37,925	*
Robert B. Goergen, Jr.(11)	2,197,826	13,500	2,211,326	6.1
All directors and executive officers as a group (12 persons)	11,830,425	106,600	11,922,525	32.7

*
Less than 1%.

(1)
Includes 8,968,140 shares held by Mr. Goergen; 89,487 shares held by The Goergen Foundation, Inc. (a charitable foundation of which Mr. Goergen is a director, president and sole investment manager); 394,380 shares, 14,500 options and 6,000 RSUs held by Pamela M. Goergen (Mr. Goergen's wife); and 1,805,500 shares held by Ropart Investments LLC (a private investment fund of which Mr. Goergen shares voting and investment power). Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (3)). The address of Mr. Goergen is c/o Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2)
Ms. Busquet's security ownership include 3,000 RSUs.

(3)
Includes 394,380 shares, 6,000 RSUs and 14,500 options held by Mrs. Goergen and 10,863,127 shares held by Robert B. Goergen (Mrs. Goergen's husband). Mrs. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote (1)). The address of Mrs. Goergen is c/o Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(4)
Mr. Goldman's security ownership Includes 20,000 shares, 6,000 RSUs and 14,500 options.

(5)
Ms. Hochman's security ownership Includes 1,000 shares, 6,000 RSUs and 15,000 options.

(6)
Ms. Jordan's security ownership Includes 2,000 shares, 5,500 RSUs and 10,000 stock options held by Ms. Jordan and 1,000 shares held by her spouse. Ms. Jordan disclaims beneficial ownership of the shares held by her spouse.

(7)
Mr. McTaggart's security ownership includes 3,400 shares and 7,500 RSUs.

(8)
Mr. Rose's security ownership includes 49,358 shares, 6,000 RSUs and 10,000 stock options.

(9)
Mr. Barghaus's security ownership includes 3,569 shares (held jointly by Mr. Barghaus with his wife), 2,500 restricted shares, 24,440 RSUs and 10,000 stock options.

(10)
Ms. Butler's security ownership includes 1,000 shares, 17,825 RSUs and 19,100 stock options.

(11)
Mr. Goergen, Jr.'s security ownership includes 363,100 shares, 21,745 RSUs and 13,500 stock options held by him, 1,805,500 shares held by Ropart Investments, LLC, 2,000 shares held by his spouse and 5,481 shares held by him in trust for his children.

        Security Ownership of Certain Beneficial Owners.    To the knowledge of the company, the following table lists each party (other than Mr. Goergen and Mrs. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) that beneficially owned more than 5% of the common stock outstanding as of such party's Schedule 13G reporting date:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
FMR Corp. and related persons and entities(1) 82 Devonshire Street Boston, MA 02109	3,531,390	9.51%
Barclays Global Investors, NA and related entities(2) 45 Fremont Street San Francisco, CA 94105	3,403,898	9.17%

    (1)
    According to Amendment No. 6 to Schedule 13G dated February 14, 2008 and filed with the Securities and Exchange Commission, FMR LLC beneficially owns 3,531,390 shares. FMR LLC is a parent holding company of Fidelity Management & Research Company ("Fidelity"), a registered investment adviser and a wholly owned subsidiary of FMR LLC. Fidelity is the beneficial owner of 3,531,390 shares or 9.51% of the common stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 3,531,390 shares or 9.51% of the common stock. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity, and the fund each has sole power to dispose of the 3,531,390 shares owned by the fund. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the fund's Boards of Trustees. Members of Mr. Johnson's family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. All of the information contained in this footnote, including, without limitation, the computation of the percentage of stock owned by the parties referred to above, is based upon the information reported in Amendment No. 6 to Schedule 13G filed by FMR LLC with the Securities and Exchange Commission on February 14, 2008.

    (2)
    According to a statement on Schedule 13G dated February 5, 2008 and filed with the Securities and Exchange Commission, Barclays Global Investors, NA and the other entities described in this footnote beneficially own 3,403,898 shares. The total in the table reflects the combined ownership of various Barclays entities. The Schedule 13G indicates the following ownership interests: (i) Barclays Global Investors, NA (a bank), located at the address in the table, is the beneficial owner of 3,403,898 shares (9.17%), with sole voting power with respect to 2,908,081 shares and sole dispositive power with respect to 3,403,898 shares; (ii) Barclays Global Fund Advisors (an investment adviser), located at the address in the table, is the beneficial owner of 596,789 shares (1.61%), with sole voting and dispositive power with respect to those shares; (iii) Barclays Global Investors, Ltd. (a bank), located at Murray House, 1 Royal Mint Court, London, England EC3N 4HH, is the beneficial owner of 28,234 shares (0.08%), with sole voting power with respect to 15,033 shares and sole dispositive power with respect to 28,234 shares; (iv) Barclays Global Investors Japan Limited (an investment adviser), located at Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan is the beneficial owner of 38,721 shares (0.1%), with sole voting and dispositive power with respect to those shares; and (v) Barclays Global Investors Canada Limited (an investment adviser), located at Brookfield Place, 161 Bay Street, Suite 2500, Toronto, Canada is the beneficial owner of 5,374 shares (0.01%), with sole voting and dispositive power with respect to those shares. The Schedule 13G does not describe the relationships among the Barclays entities. The computation of the percentage of stock owned by Barclays Global Investors, NA and the other entities is based on the percentages reported in the Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        We are a multi-channel organization selling a wide variety of home expressions products through the Direct Selling, Catalog & Internet, and Wholesale channels. We are a designer and marketer of home fragrance products and accessories, home décor, seasonal decorations, household convenience items, personalized gifts and products for the foodservice trade. We compete in a global industry, and our products can be found throughout North America, Europe and Australia. Our financial results are reported in three segments—the Direct Selling segment, the Catalog & Internet segment and the Wholesale segment. These reportable segments are based on similarities in distribution channels, customers and management oversight.

        Our compensation committee develops and oversees compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase shareholder value. The committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system that supports and reinforces our key operating and strategic goals while aligning the financial interests of our management team with those of our stockholders.

        Our compensation programs are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals established during the annual Management By Objective (MBO) cycle.

  Elements of Compensation

        Our management compensation program consists of the following:

  •
  a base salary

  •
  a short-term annual incentive program

  •
  a long-term incentive program

  •
  a benefits package of health and welfare programs

        The committee reviews the compensation practices of broad industry groups using multiple sources of information pertaining to executive compensation, including salary surveys and peer group proxy data. Benchmarking effectively against a relevant peer group is challenging given our structure. Therefore, the committee consults additional salary and economic surveys that benchmark similar positions in similarly-sized companies, the industries of which vary. Our peer group generally consists of similarly-sized manufacturing, direct selling and direct marketing companies with revenue ranging from $500 million to $1.5 billion, and is dependent upon the revenue of the business unit of which an executive's compensation is being benchmarked. We compiled data using surveys from Mercer, Towers Perrin, E-Comp and Salary.com. Benchmarking for our total compensation program has also been conducted against a peer group that included Williams-Sonoma Inc., Jarden Corporation, American Greetings Corporation, Herbalife Ltd., Tupperware Brands Corporation, Nu Skin Enterprises, Inc., Lancaster Colony Corporation, Overstock.com, Inc., 1-800-Flowers.com, Inc., The Yankee Candle Company, Inc., Libbey Inc., CSS Industries, Inc., Lenox Group Inc., Russ Berrie and Company, Inc., Enesco LLC and RedEnvelope, Inc. The committee, after receiving input from Robert B. Goergen, our chairman and chief executive officer, uses these sources to determine an appropriate base salary and annual incentive bonus target for each member of management. The base salary and annual incentive bonus targets are intended to reflect the responsibilities of each officer, the compensation practices at other companies and trends in the economy in general. The committee generally targets the sum of the base salary, annual incentive bonus program and long-term incentive program to be at the median level of the combined peer group and survey data. We also consider peer compensation within Blyth's portfolio to help determine appropriate compensation. The objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and motivate personnel, and retain key talent, while providing incentives to maximize long-term value for our company and our stockholders.

        As discussed below, under the heading "—Employment Contracts," in August 2000 we entered into an agreement with Mr. Goergen. Mr. Goergen's base salary, short-term incentive bonus target and supplemental pension were each established at the time his employment contract was entered into following a peer and industry review process similar to that described above. Since that time and most recently in fiscal year 2008, his base salary and annual incentive bonus were reviewed versus his peer group's salary and incentive bonus. Based on that data, the committee believes that his compensation is appropriately positioned at the 50th percentile. Because of his significant share ownership, Mr. Goergen requested that he not receive long-term incentives. Moreover, he has requested of the committee that he not receive an annual merit increase to his base salary for the past three years, and the committee has honored his request.

  Annual Incentives

        Our Management Performance Incentive Plan ("MPIP") is a cash-based, pay-for-performance annual incentive plan that applies to all management-level employees across the company (excluding those participating in a sales incentive plan). The committee considers annual incentives to be a critical means of ensuring management's focus in achieving its annual operating plan, which, in turn, should enhance shareholder value.

        The MPIP incentive formula is calculated as follows:

Base Salary	x	Individual Incentive Target (expressed as a % of base salary)	=	MPIP Target Award

        The MPIP "Individual Incentive Targets" are based on market-competitive data and are established as a percentage of eligible earnings (base salary earned during the MPIP period). Each year, the committee designates target levels for our named executive officers using the process described above in determining base salary (see "Executive Compensation—Grants of Plan-Based Awards During Fiscal 2008" for targets for each named executive officer). The committee also reviews target levels for all other participants at the vice president level and above, as well as all other incentive compensation for this group of executives.

        The MPIP Target Award is divided into a Business Performance Factor and an Individual Performance Factor. The MPIP Business Performance Factor is based upon the extent to which the company meets or exceeds an established threshold performance level of net earnings, which is the profit metric used for the corporate officers relative to the measurement of our consolidated profits, established by the committee at the beginning of the fiscal year based on the board-approved budget and input from management. The target awards for our chief executive officer and chief financial officer are exclusively based on the company's overall Business Performance Factor, and the other named executive officer awards are based in part on the company's overall Business Performance Factor. Based on the achievement of budgeted financial goals, 50% to 175% of the target awards can become available for payment.

        Financial goals for the chief executive officer and chief financial officer during fiscal 2008 were primarily based on consolidated budgeted net income of $49.8 million from continuing operations and also incorporated the results of the executive's performance against MBO targets, which are established at the beginning of the fiscal year and typically have a wide variety of additional financial targets (such as sales growth, working capital management, return on equity, as well as other non-financial managerial goals). Targets in the Direct Selling segment included sales and EBIT, as well as MBO performance. Targets in the Multi-Channel segment included EBIT and MBOs, as well as an economic profit measure for certain of our business units, which was defined as EBIT minus inventories and receivables plus payables and accrued expenses multiplied by a pre-determined cost of capital. Profitability targets at the segment level are not being disclosed due to the risk of material competitive harm in doing so. The degree of difficulty in achieving each target in fiscal 2008 was determined to be at least as challenging as in the prior year primarily due to the number of independent sales consultants at PartyLite being lower than last year, as well as due to the effect of an anticipated challenging macroeconomic environment and higher commodity costs compared to the prior year.

        The MPIP Individual Performance Factor is granted based on the achievement of specific annual management objectives (MBOs). The nature and extent of each individual's major accomplishments and contributions are determined through written evaluations compiled by the chief executive officer, the Vice President—Organizational Development and others familiar with the individual's performance. The chief executive officer evaluates the information and makes appropriate recommendations to the committee, which then makes the final determination of management bonuses. Minimum thresholds for our Business Performance Factor are established annually and must be met for any Individual Performance Factor incentive compensation to be earned.

        After the completion of the fiscal year, based on the achievement of target financial goals and based on input from management about its assessment of each participant's individual performance during the year as described above, the committee determines how much, if any, of the participant's target award will be paid. The committee is under no obligation to pay the entire target award available in any given year. Similarly, the committee has the ability to adjust performance results upward or downward for extraordinary factors, as well as to grant discretionary bonuses in recognition of extraordinary performance.

        Our fiscal 2008 business performance varied by segment relative to the achievement of target objectives in the areas noted above. As a result, the formula-driven MPIP awards varied by participant. Each named executive officer has a portion of his or her bonus target, the percentage of which varies by executive, tied to our consolidated net earnings. For fiscal 2008, the committee approved upward adjustments for goodwill impairment charges and restructuring charges, as well as a state tax assessment on income taxes. In addition, the committee approved management's recommendation of adjusting downward our reported net earnings so as to exclude the positive impact of an APB 23 tax reversal from the restructuring of our European operations and a FIN 48 tax reversal related to a transfer pricing project, as well as a loan recovery, each of which have resulted in a substantial cash benefit for the company but are not considered when determining bonus payments. After giving effect to these adjustments to net income, target results were still exceeded and, correspondingly, a formula-driven multiple of the target bonus was approved for payment for each named executive officer except Mr. Goergen. After considering his annual incentive bonus formula, Blyth's net income results (excluding and including the aforementioned adjustments) and the achievement against his MBOs, which included financial goals such as sales growth, operating profit and return on equity, the committee used negative discretion and awarded Mr. Goergen a bonus of $1.0 million for fiscal 2008. Mr. Goergen advised the committee that he did not wish to receive an annual merit increase, and the committee complied with his request.

        Mr. Barghaus is judged on our consolidated net earnings goal and performance against his personal objectives (MBOs), which related to asset management, capital structure and regulatory compliance in fiscal 2008. Mr. Barghaus completed substantially all of his personal objectives and, in combination with the profit component achievement described above, received nearly the maximum payment available in his annual bonus plan. Mr. Barghaus received an annual merit increase in accordance with company guidelines.

        Ms. Butler's annual target bonus in fiscal 2008 was based on financial results for PartyLite Worldwide, our consolidated net income and performance against her personal objectives, which included targets based on cash flow, inventory levels and leadership development of independent sales consultants. PartyLite Worldwide's budgeted profitability was exceeded in fiscal 2008 and, accordingly, a formula-driven accelerator was applied to Ms. Butler's annual target bonus. For the Blyth consolidated net income portion of Ms. Butler's target annual bonus, payment was made in accordance with the adjusted fiscal 2008 financial results as discussed above. As it relates to the personal objectives (MBO) component of Ms. Butler's target bonus, the minimum profit threshold required to be eligible to earn a portion of the MBO was reached. Ms. Butler completed substantially all of her personal objectives and received a formula-driven payout corresponding to the achievement of her personal objectives. Ms. Butler received an annual merit increase in accordance with company guidelines.

        Mr. Goergen, Jr.'s annual target bonus in fiscal 2008 was based on financial results for the Catalog & Internet and Wholesale segment business units, our consolidated net income and performance against his personal objectives. Within the Catalog & Internet segment and certain portions of the Wholesale segment, a minimum threshold of profitability was not achieved and, correspondingly, no payment was earned. In other businesses within the Wholesale segment, the budgeted profitability was achieved or substantially achieved, and Mr. Goergen, Jr.'s bonus payment reflected a formula-driven payout. Mr. Goergen, Jr. completed most of his personal objectives, which included revenue and profit targets, restructuring of certain operations and the implementation of enterprise resource planning systems. Correspondingly, his bonus payment reflected a formula-driven payout mirroring that of his profit achievement payout.

        The committee also considered Mr. Goergen, Jr.'s role in the restructuring of the North American wholesale operations and the sale of Blyth HomeScents International—North America. Given the unique circumstances surrounding the disposition of this business and Mr. Goergen, Jr.'s leadership role, the committee awarded him a discretionary bonus of $100,000.

        The committee also reviewed competitive salary data provided by the committee's outside compensation consultant. In order to ensure that his base salary is more competitive given his increased responsibilities with the Wholesale segment, Mr. Goergen, Jr.'s salary was increased by 6%, an amount in excess of our guidelines.

Long-Term Incentives

        Our Long-Term Incentive Plan ("LTIP") was established in 2003 under our Amended and Restated 2003 Omnibus Incentive Plan (the "2003 Plan"). The committee considers long-term incentive compensation to be an important means of ensuring management's ongoing focus on increasing our profitability, which should enhance the value of the common stock. In addition, the committee believes that this component of our compensation policy is a retention vehicle for key executives and directly aligns the interests of management with those of our stockholders.

        In December 2006, prior to the beginning of fiscal 2008, the compensation committee retained a consultant to evaluate the LTIP's competitiveness and structure and make recommendations for improvement. Following a comprehensive study that included peer group benchmarking, interviews with management and background on the company's goals and objectives, the committee approved a new plan based on recommendations from the consultant.

        In order to align further management's compensation with company performance, payment against target for the cycle beginning in fiscal 2008 is exclusively performance based, with an additional time-vesting function. Participants are judged against the business unit or market over which they exert the most influence. Since the committee and management intended to focus participants on near-term profit improvement given that several of our businesses are in turn-around situations, performance is measured over a one-year period. The awards vest in two annual installments based on the executive's continued employment with the company. Payment, if earned, will be made in the form of Restricted Stock Units (50%) and Cash (50%).

        The 2007 LTIP grant formula has the following variables:

Base Salary	x	Individual Incentive Target*	=	LTI Grant	which is then multiplied by a	LTIP Business Performance Factor	=	LTIP Award

*
Each participant's Individual Incentive Target is calculated on a dollar basis, the total of which, if earned, is divided equally between cash and RSUs.

        The 2007 LTIP Individual Incentive Targets range from 40% to 85% of cycle start base salary. The committee generally awards long-term incentive grants annually at its Spring meeting, with the exception of awards to executives who may be hired or promoted in the course of the fiscal year, to whom the committee may grant awards during the year. Annual LTIP grants take into account the individual executive's performance, longer-term expected contributions and the importance of the position.

        The 2007 LTIP Business Performance Factor has two requirements:

        Requirement 1: EBIT achievement against budget for business units or, in the case of PartyLite, markets (i.e., sales territories by country), and net income achievement against budget for Blyth corporate participants. Fifty percent of the payout is awarded for minimum performance threshold, which is 80% of budget. The payout increases straight-line between 80% and 100%. Generally, up to 150% payout is awarded for achievement of above-target performance and will be paid on a straight-line approach from 101% to 120% for a maximum potential payout of 150% at 120% achieved target performance.

        Requirement 2: Inventory months-on-hand cannot exceed budgeted months on hand by more than 7.5%.

        After the close of the fiscal year in each cycle, based on the achieved of the LTIP Business Performance Factor as described above, the committee will determine what part, if any, of the participant's target award will be paid. The committee is under no obligation to pay the entire target award available in any given year. Similarly, the 2003 Plan gives the committee the ability to adjust performance results upward or downward for extraordinary factors.

        The committee reviewed the company's results, which were adjusted for the same factors described above in the annual bonus plan (i.e., goodwill impairment charges, restructuring charges and a state tax assessment on income taxes, as well as the positive impact of an APB 23 tax reversal from the restructuring of our European operations, a FIN 48 tax reversal related to a transfer pricing project and a loan recovery). Each named executive officer achieved the inventory months-on-hand requirement. In addition, for PartyLite Worldwide, against which Ms. Butler is judged, adjustments were made for costs related to restructuring of its worldwide operations (the net amount of the adjustments did not materially affect the results against which Ms. Butler is judged). Accordingly, the committee awarded the amounts noted to each executive based on a formula-driven percentage of target achieved, subject to vesting:

	% Target Achieved		Value Awarded (subject to vesting)
Robert B. Goergen(1) Chairman of the Board and Chief Executive Officer	—		—
Robert H. Barghaus Vice President and Chief Financial Officer	116.9%		$483,650
Anne M. Butler Vice President of the Company and President of PartyLite Worldwide	100.7%		$432,438
Robert B. Goergen, Jr. Vice President of the Company and President, Multi-Channel Group	50.7	%(2)	$148,531

    (1)
    Mr. Goergen does not participate in our Long-Term Incentive Plan.

    (2)
    Mr. Goergen, Jr.'s Long-Term Incentive is calculated based on the results of the individual business units reporting to him. His payment is based on the results of those business units that achieved the minimum profit threshold of 80%.

        In addition, at the time Ms. Butler joined PartyLite, we agreed to pay her an amount equal to that which she would have earned under the long-term incentive plan of her former employer. In September 2007, Ms. Butler satisfied the conditions, including the delivery of appropriate supporting documentation, necessary for us to make that payment, and we made a payment of $204,000 to her in September 2007.

Share Retention Guidelines

        In order to preserve the linkage between the interests of executives and those of stockholders, participants in the LTIP are expected to use their grants of RSUs to establish a level of direct ownership. Therefore, participants must retain a minimum of 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company. In addition, a minimum of 40% of any cash award (after-tax) must be deferred into the Non-Qualified Deferred Compensation Plan and will not be payable to the employee until termination, by resignation or otherwise, from the company.

Perquisites

        Blyth provides its chief executive officer with perquisites in recognition that he has never and does not currently accept any long-term incentive compensation. Under Mr. Goergen's employment contract entered into in 2000, he is provided with a car and driver, as well as personal use of the leased airplane. The imputed value of these perquisites, which was calculated using the Internal Revenue Service's formula for aircraft valuation and the imputed value or actual amounts paid of his other perquisites, totaled $122,671 in calendar 2007.

        Mr. Goergen Jr. also utilized the leased airplane for personal use. The imputed value of this perquisite totaled $14,013 in calendar 2007. Our other named executive officers did not utilize perquisites during the fiscal year.

Supplemental Payment

        In fiscal 2008, we and Mr. Goergen amended his employment agreement primarily for the purpose of replacing the supplemental pension benefit obligation that he forfeited in 2006 when he continued to serve as our chief executive officer. Accordingly, we made a payment to Mr. Goergen in the amount of $790,374, which represents a supplemental pension benefit in the quarterly amount of $125,000, retroactive to August 1, 2006, with six percent interest compounded annually.

Tax and Accounting Considerations

        Favorable accounting and tax treatment of the various elements of our compensation program is an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the chief executive officer and certain other highly compensated executive officers to $1.0 million annually. While our MPIP and LTIP awards are intended to qualify as "performance-based" compensation under Section 162(m) of the Code, we have, in certain instances, approved elements of compensation that are not fully deductible and we reserve the right to do so in the future. For instance, we cannot deduct a portion of the payment we made to Robert B. Goergen in January 2008 to compensate him for the supplemental pension benefit that he forfeited when he agreed to continue to serve as our chief executive officer after July 31, 2006.

        We account for equity-based awards in accordance with the requirements of SFAS No. 123(R). We are required to recognize compensation expense relating to equity-based awards in our financial statements. The adoption of this recognition method did not cause us to limit or otherwise significantly change our award practices.

Compensation Committee Report

        The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this new review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2008 annual meeting of stockholders.

Submitted by the members of the Compensation Committee of the Board of Directors

John Burkhart, Chairman
Neal Goldman
Carol Hochman
James McTaggart

Summary Compensation Table

        The following table summarizes the total compensation awarded to or earned by our chief executive officer, chief financial officer and other executive officers during fiscal 2007 and 2008.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
Robert B. Goergen Chairman of the Board and Chief Executive Officer	2007 2008		790,649 794,375	397,188 1,000,000	— —	114,272 955,358	(2) (3)	1,302,109 2,749,733
Robert H. Barghaus Vice President and Chief Financial Officer	2007 2008		367,269 394,833	172,844 286,254	138,575 282,998	23,314 19,738	(4) (4)	702,002 983,823
Anne M. Butler Vice President of the Company and President of PartyLite Worldwide	2008	(5)	448,777	303,668	210,136	224,804	(6)	1,187,385
Robert B. Goergen, Jr. Vice President of the Company and President, Multi-Channel Group	2007 2008		314,423 341,667	144,658 187,297	89,343 178,140	12,400 28,868	(4) (7)	560,824 735,972

(1)
The amounts in this column do not represent cash payments, but rather reflect the dollar amounts of granted RSUs recognized for financial statement reporting purposes in accordance with FAS 123(R) and include amounts from awards granted in prior fiscal years. Information regarding the valuation assumptions used in the calculation of this amount is included in Note 16 to the audited financial statements for the fiscal year ended January 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2008. The RSUs vest in equal annual installments on various anniversaries of the date of grant, subject to the continued employment of the executive on each vesting date.

(2)
Includes $47,035 for driver services, $23,680 for automobile payments, $15,337 for personal use of company airplane and $28,220 for contributions to the 401(k) and nonqualified deferred compensation plans in fiscal 2007. The value of personal use of company aircraft uses the Standard Industry Fare Level (SIFL) tables published by the Internal Revenue Service. The SIFL tables are used to determine the amount of compensation income that is imputed to Mr. Goergen for tax purposes for personal use of corporate aircraft.

(3)
Includes $48,419 for driver services, $40,140 for automobile payments, $34,113 for personal use of company airplane (value uses the SIFL tables), $790,374 for supplemental pension benefits and $42,312 for contributions to the 401(k) and nonqualified deferred compensation plans in fiscal 2008. For information on the supplemental pension benefit, see "—Compensation Discussion and Analysis—Supplemental Payment."

(4)
Represents contributions to the 401(k) and nonqualified deferred compensation plans.

(5)
Ms. Butler was appointed vice president of the company and president of PartyLite Worldwide in May 2007. Information is provided as to all compensation of Ms. Butler for fiscal 2008.

(6)
At the time Ms. Butler joined PartyLite, we agreed to pay her an amount equal to that which she would have earned under the long-term incentive plan of her former employer. In September 2007, Ms. Butler satisfied the conditions, including the delivery of appropriate supporting documentation, necessary for us to make that payment, and we made payment of $204,000 to Ms. Butler in September 2007. Also includes contributions to the 401(k) and nonqualified deferred compensation plans of $20,804.

(7)
Includes $14,013 for personal use of company airplane (value uses the SIFL tables) and $14,855 for contributions to the 401(k) and nonqualified deferred compensation plans in fiscal 2008.

Grants of Plan-Based Awards During Fiscal 2008

        The following table sets forth information regarding all grants of plan-based awards made to the named executive officers during fiscal 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)		Target ($)	Maximum ($)	Threshold (#)		Target (#)	Maximum (#)	Fair Value of Stock and Option Awards ($)(2)
Robert B. Goergen	None
Robert H. Barghaus	3/26/07	85,000		170,000	255,000	4,181		8,362	12,543	241,825
Anne M. Butler	3/26/07	106,250		212,500	318,750	5,226		10,453	15,679	216,219
Robert B. Goergen, Jr.	3/26/07	5,498	(3)	146,625	219,938	270	(3)	7,212	10,818	74,266

(1)
The number of shares set forth under "Estimated Future Payouts Under Equity Incentive Plan Awards" are based on $20.33 per share (the price on April 7, 2008, the date the grant was awarded).

(2)
In March 2007, Mr. Barghaus, Ms. Butler and Mr. Goergen, Jr. were granted the equity incentive plan awards set forth in the table, all of which were subject to performance-based conditions. In April 2008, the compensation committee confirmed that these performance-based conditions had been met, and awarded 11,895 shares to Mr. Barghaus (fair value of $241,825), 10,635 shares to Ms. Butler (fair value of $216,219) and 3,653 shares to Mr. Goergen, Jr. (fair value of $74,266). The number of shares was based on the dollar value of the award divided by $20.33 per share, the closing price on April 7, 2008, the date the grant was awarded. The awards are subject to vesting and will be paid in equal installments in April 2009 and 2010, subject to continued employment at such time.

(3)
Mr. Goergen, Jr.'s estimated future payments are dependent upon the results of several different business units in our Wholesale and Catalog & Internet segments, and the threshold amounts represent payouts if made with respect to only the smallest business unit.

Outstanding Equity Awards at January 31, 2008

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Robert B. Goergen	0			0
Robert H. Barghaus	10,000	26.69	4/3/12	26,940	585,676
Anne M. Butler	3,000 1,600 2,100 6,000 6,400	24.84 25.22 22.85 26.69 25.27	10/18/09 3/29/10 3/27/11 4/3/12 3/31/13	17,825	387,516
Robert B. Goergen, Jr.	2,000 1,500 4,000 6,000	28.47 22.85 26.69 25.27	8/1/10 3/27/11 4/3/12 3/31/13	21,745	472,736

(1)
All options are exercisable.

(2)
Does not include RSUs awarded in April 2008 (see footnote (2) under "—Grants of Plan-Based Awards During Fiscal 2008").

(3)
Based on the closing sale price for the common stock on the NYSE on January 31, 2008 of $21.74 per share.

Nonqualified Deferred Compensation

Name	Executive Contributions in Fiscal 2008 ($)	Registrant Contributions in Fiscal 2008(1) ($)	Aggregate Earnings (Loss) in Fiscal 2008 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at January 31, 2008 ($)
Robert B. Goergen	39,639	21,804	(20,295)	0	549,934
Robert H. Barghaus	0	6,280	5,124	0	131,327
Anne M. Butler	8,194	7,692	(17,428)	0	155,767
Robert B. Goergen, Jr.	0	0	0	0	0

(1)
These amounts are included as compensation under "All Other Compensation" in the Summary Compensation Table.

Pension Benefits

Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Robert B. Goergen	6	$4,056,156	(1)

(1)
To compensate Mr. Goergen for the pension benefit that he forfeited by continuing to serve as our chief executive officer after July 31, 2006, we paid him $790,374 in January 2008 and we agreed to pay him a supplemental salary starting on February 1, 2008 (described below under "—Employment Contracts").

        Under Robert B. Goergen's employment agreement (described below under "—Employment Contracts"), he is entitled to an annual pension benefit of $500,000, starting on August 1, 2010. This pension benefit vested based on Mr. Goergen's service from August 1, 2000 through July 31, 2006. Under the original terms of the agreement, Mr. Goergen was eligible to receive an annual pension benefit beginning on August 1, 2006. When Mr. Goergen agreed to continue to serve as our chief executive officer after July 31, 2006, we deferred the commencement date for this pension benefit, but we did not increase his annual pension benefit. We obtained a single life annuity contract on March 26, 2001 to provide for the payment of this pension benefit.

  Employment Contracts

        Under our employment agreement with Robert B. Goergen, he will serve as chairman of the board and chief executive officer and will be responsible for the general management of the company through January 31, 2009 ("Initial Term"). During the remainder of the term of the agreement, he will serve as the non-executive chairman of the board and will devote approximately one half of his business time and attention to our business. The term of the agreement expires on July 31, 2012 or, if earlier, 90 days after the date that either Mr. Goergen or our board of directors provides a termination notice.

        During the Initial Term, Mr. Goergen will receive a base salary of at least $600,000 per year, and he is eligible to receive a target bonus of 100% of his base salary based on the achievement of certain performance goals. His bonus is subject to adjustment upward or downward if those performance goals are exceeded or are not met. Following the Initial Term, Mr. Goergen will receive a base salary equal to 50% of the base salary as in effect on the last day of the Initial Term. Mr. Goergen's current base salary is $794,375 and his base salary will be reviewed annually by our board for potential increases. Beginning on February 1, 2008, Mr. Goergen is also entitled to a supplemental annual salary of $500,000 to compensate him, in part, for the pension payments that he forfeited by continuing to serve as our chief executive officer after July 31, 2006.

        In the event of Mr. Goergen's death during the term of the agreement or termination of his employment as a result of a disability, the employment agreement provides for the following payments and benefits:

  •
  continued base salary payments as if he had remained employed through July 31, 2012, taking into account that his base salary is reduced by 50% on February 1, 2009, and, thereafter, his base salary (as so reduced) through July 31, 2014 (less any payments under our disability program),

  •
  annual incentive award for the year in which his death or termination occurs, based on the original target award,

  •
  lifetime health and dental benefits for his spouse, and

  •
  upon the death of both Mr. Goergen and his spouse, we will, upon the demand of the estate of either Mr. Goergen or his spouse, purchase from the estate up to 7,500,000 shares of common stock at fair market value or register for a public offering and sale by the estate of up to 7,500,000 shares of common stock. However, this buyback or registration right will not apply if the estate can sell the shares to the public without registration for securities law purposes.

        In the event of a termination of Mr. Goergen's employment by reason of his disability, he will also be entitled to:

  •
  lifetime health, dental and other welfare benefits comparable to benefits generally provided to the company's senior officers,

  •
  lifetime use of a car and driver for use in connection with company business and certain charitable and educational board and trustee positions,

  •
  lifetime use of office space for The Goergen Foundation and certain other entities, and

  •
  lifetime use of the company's aircraft, up to 50 hours per year, subject to certain reimbursement requirements.

        We are not required to provide any of the above compensation or benefits following a termination of Mr. Goergen's employment by reason of his disability if he competes with us.

        In the event of a termination of Mr. Goergen's employment without "Cause" or of a "Constructive Termination Without Cause" (each as defined in the employment agreement), he will be entitled to:

  •
  continued base salary payments through his last day of employment with us (or, if we do not provide 90 days' prior notice of termination, as if he remained employed through July 31, 2012, taking into account that his base salary is reduced by 50% on February 1, 2009),

  •
  annual incentive award for the year of termination, based on the original target award,

  •
  lifetime health, dental and other welfare benefits comparable to benefits generally provided to the company's senior officers,

  •
  lifetime health and dental benefits for his spouse,

  •
  lifetime use of a car and driver for use in connection with company business and certain charitable and educational board and trustee positions,

  •
  lifetime use of the company's aircraft, up to 50 hours per year, subject to certain reimbursement requirements,

  •
  lifetime use of office space and secretarial support,

  •
  at his request, we will purchase 100,000 shares of common stock at fair market value at the end of each of the first four calendar quarters following his termination, and

  •
  the buyback or registration of up to 7,500,000 shares of common stock upon the death of both Mr. Goergen and his spouse, as described above.

        In the event of Mr. Goergen's retirement, he will be entitled to:

  •
  lifetime health, dental and other welfare benefits comparable to benefits generally made available to the company's senior officers,

  •
  lifetime health and dental benefits for his spouse,

  •
  lifetime use of a car and driver for use in connection with company and certain charitable and educational board and trustee positions,

  •
  lifetime use of the company's aircraft, up to 50 hours per year, subject to certain reimbursement requirements,

  •
  lifetime use of office space and secretarial support, and

  •
  the buyback or registration of up to 7,500,000 shares of common stock upon the death of both Mr. Goergen and his spouse, as described above.

        We are not required to provide any of the above compensation or benefits following Mr. Goergen's retirement if he competes with us.

        Potential Payments Upon a Termination of Employment.    The information below quantifies certain payments and benefits that would have become payable to each named executive officer in the event of a termination or a "change in control" assuming such event had occurred on January 31, 2008, compensation and services levels as of such date and a price per share of common stock underlying the unvested restricted stock units of $21.74, the closing market price on January 31, 2008. These payments and benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

	Bonus	Continued base salary payments		Continuation of welfare benefits		Perquisites		Cash LTIP Vesting (1)	Restricted Stock and LTIP RSU Vesting (1)
Robert B. Goergen(2) Chairman of the Board and Chief Executive Officer
Death or disability	794,375	2,978,906		11,170	(3)	270,778	(4)	—	—
Without Cause/Constructive Termination	794,375	—	(2)	11,170	(3)	270,778	(4)	—	—
Retirement	—	—		11,170	(3)	270,778	(4)	—	—
Robert H. Barghaus Vice President and Chief Financial Officer
Death, disability or retirement after reaching age 62	—	—		—		—		334,121	789,923
Change in Control	—	—		—		—		380,200	844,273	(5)
Anne M. Butler Vice President of the Company and President of PartyLite Worldwide
Death, disability or retirement after reaching age 62	—	—		—		—		283,713	618,720
Change in Control	—	—		—		—		317,409	618,720
Robert B. Goergen, Jr. Vice President of the Company and President, Multi-Channel Group
Death, disability or retirement after reaching age 62	—	—		—		—		155,557	552,153
Change in Control	—	—		—		—		196,141	552,153

(1)
LTIP and restricted stock awards vest upon a change in control (as defined in our 2003 Plan) unless the awards are assumed or replaced, but deferral elections do not lapse unless the change in control also constitutes a "change in control event" under Code Section 409A. The above table assumes full vesting upon a change in control. Under our 2003 Plan, a change in control with respect to officers and employees is defined as (1) a reorganization, merger or consolidation in which we are not the surviving corporation, (2) a sale, lease, exchange or other transfer of all or substantially all of our assets or (3) stockholder approval of a dissolution or liquidation of the company. All vested RSUs and vested deferred cash LTIP amounts will be distributed in connection with a termination of employment or death. Under our 2008 LTIP, unvested awards will vest upon the officer's retirement after reaching age 62, death or disability. Under our prior LTIPs, in the event of death, disability or an approved retirement, a pro rata amount of an unvested award, based on days worked, will vest and become payable to the extent we achieve our targets. The amounts set forth in the column "Restricted Stock and LTIP RSU Vesting" are based on $21.74 per share (the closing price on January 31, 2008).

(2)
Termination payments are described in more detail under the heading "—Employment Contracts" and pension payments are described under "—Pension Benefits."

(3)
Represents current annual amount of lifetime health/dental/life insurance premiums that would be payable by us for Mr. Goergen and his wife. Mr. Goergen does not participate in our long-term disability policy.

(4)
Represents current annual amount of lifetime payments that would be payable by us for automobile/driver ($96,065), use of company airplane ($34,113) and secretary/office space ($140,600).

(5)
Includes 2,500 unvested shares of restricted stock granted in 2003. The other named executive officers have not received restricted stock grants.

Compensation Committee Interlocks and Insider Participation

        Ms. Hochman, Mr. Goldman, Mr. McTaggart and Mr. Burkhart (who is retiring from the board effective as of the annual meeting) served as members of the compensation committee in fiscal 2008. None of them (i) was, during fiscal 2008 an officer or employee of us or any of our subsidiaries, (ii) was formerly an officer of us or any of our subsidiaries or (iii) had any relationship requiring disclosure by us pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director or member of a compensation committee of any entity for which an executive officer or director is a member of the compensation committee of the board of directors.

Certain Relationships and Related Transactions

        Ropart Investments LLC paid approximately $179,000 to us in fiscal 2008 to sublet office space, which we believe approximates the fair market rental for the sublet office space. Robert B. Goergen, our chairman and chief executive officer, is the senior managing member of Ropart, and Pamela M. Goergen, a director, is a managing director of Ropart.

Section 16(a) Beneficial Ownership
Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers and holders of more than 10% of the common stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the filings furnished to us and on representations from the directors and executive officers, all filing requirements of Section 16(a) were complied with during fiscal 2008 except as follows: Ms. Jordan filed a Form 4 to report a grant of RSUs in June 2007 two days late (the tardiness resulted from a change in the codes necessary to file the form, which change was not made known to us until the time of filing).

Audit Committee Report

        Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those statements. The audit committee's responsibility is to monitor and oversee these processes. The audit committee charter was adopted and approved by the board of directors in January 2004 (the "Charter"). The charter is available on our website, www.blyth.com, or in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The charter further amends the audit committee's original charter, which was first adopted and approved by the board in June 2000, and was amended by the board in April 2003.

        As set forth in more detail in the charter, the primary role of the audit committee is to assist the board in fulfilling its oversight responsibilities. The committee's primary responsibilities fall into three broad categories:

  •
  first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and the independent auditors about draft annual financial statements, key accounting and reporting matters, alternative treatments within generally accepted accounting principles for policies and procedures related to material items that the independent auditors have discussed with management and the ramifications thereof and other material written communications between the independent auditors and management;

  •
  second, the committee is responsible for matters concerning the relationship between us and the independent auditors, including evaluating their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees; reviewing and pre-approving any non-audit services being provided to us; providing and maintaining an open, direct avenue of communication between the board and the independent auditors; and determining whether the independent auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

  •
  third, the committee is responsible for matters concerning our systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the recommendations, if any, of the independent auditors.

        The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the charter.

        In the course of fulfilling its responsibilities, the audit committee has:

  •
  reviewed and discussed with management the audited financial statements for the fiscal year ended January 31, 2008;

  •
  discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board;

  •
  received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board;

  •
  discussed with representatives of Deloitte & Touche LLP the public accounting firm's independence from the company and management; and

  •
  considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with maintaining their independence.

        Based on the foregoing, the audit committee recommended to the board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2008 for filing with the Securities and Exchange Commission.

        It is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the independent public auditors. In giving its recommendations to the board of directors, the audit committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the independent public auditors with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Howard E. Rose, Chairman
Anne M. Busquet
Wilma H. Jordan

ITEM 2: APPROVAL OF THE
AMENDED AND RESTATED 2003 OMNIBUS INCENTIVE PLAN

        The Amended and Restated 2003 Omnibus Incentive Plan ("2003 Plan") was initially approved by the stockholders in 2003, and Amendment No. 1 to the 2003 Plan was approved by the stockholders in 2004. When the 2003 Plan was initially adopted, the name of the 2003 Plan was the 2003 Long-Term Incentive Plan. We have amended and restated the 2003 Plan to incorporate Amendment No. 1 to the 2003 Plan, and included certain other non-material amendments, for example, amendments to facilitate compliance with Section 409A of the Internal Revenue Code ("Code"). Also, subject to stockholder approval, we have increased the annual limit for cash-based payments that are intended to qualify as "performance based compensation" under Code Section 162(m) from $1.0 million to $2.0 million.

        Approval by the stockholders of the 2003 Plan will serve to approve the material terms of the performance goals under the 2003 Plan for designated awards granted to certain of our executive officers. Under current law, Section 162(m) of the Code limits our ability to deduct compensation of more than $1.0 million paid to our chief executive officer and the three other most highly compensated executive officers. However, compensation which qualifies as "performance-based" is exempt from the $1.0 million deduction limitation. In order to qualify as "performance-based," among other requirements, the compensation must be paid solely on account of the attainment of pre-established performance goals and the material terms of such goals must be disclosed to and subsequently approved by our stockholders every five years. If the 2003 Plan and underlying performance goals are not approved, some of the compensation paid to our senior executives may not be deductible, resulting in additional taxable income.

        Below is a summary of certain important features of the 2003 Plan. This summary is qualified in its entirety by reference to the full text of the 2003 Plan which is attached to this Proxy Statement as Exhibit A.

Description of the Amended and Restated 2003 Omnibus Incentive Plan

  General

        As of January 31, 2008, the 2003 Plan authorized the grant of awards to officers, employees and non-employee directors to purchase or acquire an aggregate of 4,081,793 shares of common stock, 3,691,173 of which remain available for future awards. As of January 31, 2008, 371,620 shares were subject to outstanding awards and 19,000 shares had already been issued pursuant to awards under the 2003 Plan. The market value of such 3,691,173 shares, based upon the closing trade price on April 15, 2008, which was $17.86 per share, is approximately $65.9 million. If any award (other than an award of restricted stock) expires or is terminated without having been exercised or vested in full, the common stock subject to such award will be available for subsequent grants under the 2003 Plan. In addition, if any option is exercised by tendering shares or if any withholding taxes arising from any option or other award are satisfied by tendering or withholding shares of common stock, the shares so tendered or withheld will be available for subsequent grants under the 2003 Plan. Pursuant to the terms of the 2003 Plan, shares underlying options that were forfeited under our 1994 option plans were added to the number of shares authorized under the 2003 Plan. For clarification, our 1994 option plans were terminated in connection with the implementation of the 2003 Plan. However, many options that had been granted before we terminated these plans remain outstanding. The number of authorized shares listed above reflects these additions through January 31, 2008. Under the 2003 Plan as amended and restated, we will no longer increase the number of authorized shares to reflect forfeitures under our 1994 option plans. Shares subject to awards under the 2003 Plan may consist of unissued shares, treasury shares or shares purchased in the open market or otherwise.

        The maximum number of shares with respect to which options and/or stock appreciation rights may be granted to any participant in any three-year period is 500,000. The maximum number of shares that may be granted to any participant as restricted stock or performance shares that are denominated in shares in any three-year period is 250,000. The maximum dollar value payable to any participant with respect to any performance units and/or other awards that are valued with reference to property other than shares in any performance period is $2.0 million times the number of years in such performance period.

        In the event of a stock split, stock dividend or other change in our capitalization or an extraordinary corporate transaction, the compensation committee will make equitable adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance of awards under the 2003 Plan (including specific limits applicable to certain types of awards and the limits on awards to any participant in any specific period) and (ii) the awards outstanding under the 2003 Plan.

        The 2003 Plan will terminate on June 4, 2013, but such termination will not affect awards previously granted under the 2003 Plan.

        The 2003 Plan is administered by the compensation committee. However, any action specifically affecting an award to a non-employee director must be approved by the full board of directors. Subject to the terms of the 2003 Plan, the compensation committee has the sole authority to determine questions arising under, and to adopt rules for the administration of, the 2003 Plan.

        Awards granted under the 2003 Plan generally may not be transferred while any vesting or restriction period is in place, except in the event of the participant's death. During a participant's lifetime, an award may only be exercised by the participant or, in some cases, by the participant's guardian or legal representative. In certain instances, the compensation committee may permit transfers of awards to family members of a participant. With respect to options granted under the 2003 Plan, an option holder may pay the exercise price with cash or, unless otherwise determined by the compensation committee, through a broker-assisted cashless exercise procedure. In addition, if approved by the compensation committee, an option holder may pay the exercise price with previously acquired shares that the option holder has held for at least six months or by having us withhold a number of shares with a value equal to the aggregate exercise price.

  Awards to Officers and Employees

        Officers and employees may be granted incentive and/or nonqualified stock options under the 2003 Plan. The term of options granted under the 2003 Plan may not exceed ten years. The exercise price of an option may not be less than the fair market value of the common stock on the grant date, except in the case of a substitute award or in the case of an adjustment to an award resulting from a change in the company's capitalization. The 2003 Plan does not permit stock option re-pricing.

        The 2003 Plan also permits grants of stock appreciation rights, restricted stock, performance shares, performance units, dividend equivalents and other stock unit awards. A stock appreciation right (or "SAR") permits a participant to receive cash or shares of common stock or a combination thereof, as determined by the compensation committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the SAR exercise price, multiplied by the number of SARs exercised. Restricted stock and restricted stock units may be granted subject to performance and/or service-based goals, and upon the achievement of these goals the restrictions will lapse. Except with respect to restricted stock awarded in lieu of bonuses or similar awards, restricted stock awards granted to employees will vest over a minimum period of three years.

        Performance awards may be granted for no cash consideration or minimum consideration as may be required by law and are subject to performance criteria as determined by the compensation committee. Performance awards may be paid in cash, stock or other property. Other stock unit awards may be valued and paid in whole or in part on the basis of the value of the shares of common stock or other property.

  Business Criteria for Certain Performance Awards to Executive Officers

        A performance award that is intended to qualify as "performance-based" compensation under Section 162(m) of the Code will be subject the attainment of performance targets based upon one or any combination of the following:

  •
  revenue, profit or cash generation targets on an absolute and per share basis, including, but not limited to, (1) earnings before interest and taxes, (2) earnings before interest, taxes, depreciation and amortization, (3) operating income, (4) earnings per share, (5) cash flow, (6) gross margin percent and (7) operating income as a percent of sales,

  •
  market share targets, and

  •
  profitability targets as measured through return ratios, such as return on average equity, return on net assets employed, return on capital employed and total shareholder returns.

        These performance goals also may be based on specified levels of performance, based on the company or an applicable affiliate or division, under one or more of the measures described above relative to the performance of other companies, or an index covering multiple companies. The measurement of such performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

        Performance goals are established by our compensation committee within 90 days of the beginning of each fiscal year. Following the completion of the applicable performance period, the committee will certify the extent to which the applicable performance goals have been attained and the amounts payable with respect to the performance awards. The committee has the discretion to decrease, but not increase, the amount of these performance awards. In addition, our compensation committee may not waive the achievement of the applicable performance goals except in the case of death or disability of the participant or such other event as permitted under the Code Section 162(m) exemption for performance-based compensation.

  Awards to Non-Employee Directors

        Directors who are not, and who have not been during the immediately preceding 12-month period, officers or employees of the company or any subsidiary are eligible for awards under the 2003 Plan of up to an annual limit of awards of 5,000 shares of common stock or share equivalents for new non-employee directors and 2,500 shares of common stock or share equivalents for continuing non-employee directors.

        The price of shares of common stock that may be purchased upon exercise of any option granted to a non-employee director is the fair market value of the common stock on the date of grant. Options that may be granted pursuant to the 2003 Plan upon a director's initial election to office would become exercisable in two equal installments on each of the first and second anniversaries of the grant date. Annual option grants that may be made to continuing non-employee directors under the 2003 Plan would become exercisable in full on the earlier of the first anniversary of the date of grant or the next annual meeting following such grant. The term of each option, except as discussed below, would be for a period not exceeding 10 years from the grant date. A non-employee director's options must be exercised within one year of his or her death or termination as a director, or prior to the date on which the option expires by its terms if earlier. No such option shall be exercisable except to the extent that it was exercisable on the date upon which such non-employee director died or ceased to be a director.

  Change in Control

        In the event of a change in control (as defined below), awards granted to officers and employees generally will vest. If the change in control also constitutes a "change in the effective ownership or effective control" of the company or a "change in the ownership of a substantial portion of the assets" of the company under Code Section 409A, all deferral limitations will lapse upon the change in control. However, awards will not vest and the deferral limitations will not lapse in the event of an asset sale, merger or similar transaction in which the acquirer assumes or replaces such award. In addition, the compensation committee may provide for different treatment in the grant agreement evidencing an award and may make additional settlements or adjustments to awards consistent with the 2003 Plan's purposes, including canceling any option or stock appreciation right if the price paid in connection with the change in control is less than the exercise or base price of such award.

        With respect to non-employee directors, a change in control shall not be deemed to have occurred unless, within one year after the occurrence of an event described in the immediately following paragraph, such director shall have ceased for any reason to be a member of the board. In the event a change in control is deemed to have occurred, an option granted to a non-employee director will become fully exercisable.

        With respect to non-employee directors, a change in control is defined as (1) an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (other than Robert B. Goergen and/or his affiliates) of 30% or more of the outstanding common stock, (2) a merger, or consolidation of the company in which the company is not the surviving or continuing corporation or where its stock is converted into cash or other property, unless the company stockholders have the same proportionate ownership of the stock of the surviving corporation, (3) a sale, lease, exchange or other transfer of all or substantially all of the assets of the company, (4) stockholder approval of a liquidation or dissolution of the company or (5) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire board of directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        With respect to officers and employees, a change in control is defined as (1) a reorganization, merger or consolidation in which the company is not the surviving corporation, (2) a sale, lease, exchange or other transfer of all or substantially all of the assets of the company or (3) stockholder approval of a dissolution or liquidation of the company.

  Certain Federal Tax Consequences of Option Grants

        Upon the grant of an option under the 2003 Plan, neither the company nor the participant receiving the option incurs any federal income tax consequences. In general, with respect to a non-qualified option, upon the exercise of the option, the holder incurs ordinary income measured by the difference between the exercise price and the fair market value of the common stock as determined on the date of exercise and the company receives a corresponding tax deduction in the same amount. Upon exercise of an incentive stock option, which may only be granted to an officer or employee, the holder will generally not realize ordinary taxable income and the company will not be allowed a tax deduction, as long as the holder is employed with the company or a subsidiary from the time of grant through the date three months before the incentive stock option was exercised. If the foregoing requirement is not met, the exercise of an incentive stock option generally is treated in the same manner as the exercise of a nonqualified stock option. In addition, if the holder of an incentive stock option exercises the option and disposes of the shares acquired within two years after the date of grant or one year after the date of exercise, then the option generally is treated in the same manner as a non-qualified option, except that the amount of ordinary income recognized by the holder (and the corresponding deduction available to the company) is measured by the lesser of (1) the excess, if any, of the fair market value of the shares acquired over the exercise price or (2) the excess, if any of the amount realized on the share disposition over the exercise price. If the employment and holding period requirements are satisfied, then the gain realized on the sale of stock acquired upon exercise of an incentive stock option generally will be treated as capital gain. The excess of the fair market value at the time of exercise of shares acquired through exercise of an incentive stock option over the exercise price generally will be an item of tax preference for purposes of determining alternative minimum tax.

        In October 2004, Congress enacted tax legislation establishing new rules and limitations with respect to non-qualified deferred compensation plans. This legislation (codified in Code Section 409A) may apply to options. The requirements of Section 409A include, but are not limited to, limiting distributions or deferred compensation to specified dates, requirements as to the timing of deferral elections and limitations on the ability to change deferral elections. Failure to comply with the new rules will result in immediate taxation of amounts deemed improperly deferred, plus a 20% additional penalty tax and interest charges on late payments. Options granted under the 2003 Plan are not intended to constitute "nonqualified deferred compensation" under Code Section 409A.

        The foregoing paragraph is not intended to be a complete statement of applicable law and it is based upon the federal income tax laws in effect on the date of this proxy statement.

  Amendments

        The board of directors may, at any time, modify or amend the 2003 Plan, except that no amendment may impair the rights of the participants as they relate to outstanding awards unless such amendment is made to comply with applicable law, stock exchange rules or accounting rules. In addition stockholder approval is required for any amendment that (1) increases the maximum number of shares that may be issued under the 2003 Plan, (2) permits option re-pricing, (3) extends the period during which options may be granted beyond the time originally prescribed, (4) changes the persons eligible to participate in the 2003 Plan or (5) materially increases the benefits under the 2003 Plan.

  Determination of Awards Under the Plan

        The compensation committee determines which of our officers and employees will receive awards, the time when awards are granted, the type of awards, the number of shares subject to awards and the other terms of such awards. Any officer or employee of the company and its subsidiaries is eligible for any type of award that can be granted under the 2003 Plan. As of January 31, 2008, we had approximately 3,200 employees and eight non-employee directors.

  Awards Granted to Certain Individuals and Groups

        The awards granted to the non-employee directors are determined annually by the board of directors at its discretion, subject to an annual limit of 5,000 shares or share equivalents for new directors and 2,500 shares or share equivalents for continuing directors. The compensation committee determines grants of awards to officers and other employees under the 2003 Plan at its discretion. Because the awards are discretionary, it is not possible to determine at this time the amount or dollar value of future awards to be provided under the 2003 Plan. Currently, our named executive officers and other senior leaders are eligible for annual cash bonuses under the Management Performance Incentive Plan which, for our named executive officers, has been established as a cash performance award under the 2003 Plan. In addition, for fiscal 2008, our long-term incentive compensation program for executive officers was comprised of performance awards that are settled in cash (50%) and restricted stock units (50%) based on the attainment of performance targets and which are subject to an additional two-year service requirement to vest in full. The following sets forth the information with respect to grants made in fiscal 2008 under the 2003 Plan to the named executive officers in the Summary Compensation Table, all executive officers as a group, all non-employee directors and all other employees.

		LTIP Award (settled 50% in cash and 50% in restricted stock units)
Name	MPIP Award ($)	Target ($)	Maximum ($)
Robert B. Goergen Chairman of the Board and Chief Executive Officer	1,000,000	—	—
Robert H. Barghaus Vice President and Chief Financial Officer	286,254	340,000	510,000
Anne M. Butler Vice President of the Company and President of PartyLite Worldwide	303,668	425,000	637,500
Robert B. Goergen, Jr. Vice President of the Company and President, Multi-Channel Group	187,297	293,250	439,875
Current Executive Officers as a Group (4 Persons)	1,777,219	1,058,250	1,587,375
All Other Employees	—	3,971,434	5,957,151
Non-Employee Directors	(1)	(1)	(1)

(1)
See "Director Compensation in Fiscal 2008."

        The awards of restricted stock units to the officers and other employees and non-employee directors are not subject to stockholder approval.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED 2003 OMNIBUS INCENTIVE PLAN

ITEM 3: RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

        The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the board appointing the firm of Deloitte & Touche LLP as independent auditors to make an audit of our accounts for fiscal 2009. Deloitte & Touche LLP has served as the independent auditors since March 2004. The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Deloitte & Touche LLP declines to act or becomes incapable of acting, or if their employment is discontinued, the board of directors, on the audit committee's recommendation, will appoint other auditors whose continued employment after the annual meeting may be, but is not required to be, subject to ratification by the stockholders.

        A representative of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

Independent Auditor Fees

        Before the independent auditor is engaged to provide audit services, the engagement is approved by the audit committee. In general, the audit committee pre-approves (i.e., approves prior to their provision) all audit related and non-audit services to be provided to us by the independent auditors. The audit committee may pre-approve audit related and non-audit services by agreeing to a framework with descriptions of allowable services. The audit committee may delegate pre-approval authority to one or more members of the audit committee. The decision of any member to whom authority is delegated to pre-approve an activity must be reported to the full audit committee at its next scheduled meeting.

        The audit committee pre-approved 100% of the audit related, tax and other services provided by Deloitte & Touche LLP during fiscal years 2007 and 2008. None of such services were approved by the audit committee pursuant to Section 2-01(c)(7)(i)(C) of Regulation S-X.

        The aggregate fees billed for professional services of the types listed below rendered by Deloitte & Touche LLP in fiscal 2007 and 2008 were as follows:

	2007	2008
Audit fees	$2,479,000	$2,718,000
Audit-related fees	39,000	—

Total fees	$2,518,000	$2,718,000

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS

        Stockholder proposals within the processes of Rule 14a-8 and intended to be presented at our 2009 annual meeting of stockholders must be received at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary, on or before February 4, 2009 for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. In addition, if a stockholder fails to provide us notice of any stockholder proposal on or before the 60th day prior to the date of our 2009 annual meeting, then our management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the annual meeting without any discussion of the matter in the proxy statement.

OTHER MATTERS

        As of the date of this proxy statement, our management does not know of any business, other than that mentioned above, which will be presented for consideration at the annual meeting. However, if any other matters should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

        Our audited consolidated financial statements as at January 31, 2007 and 2008, and for the periods ended January 31, 2006, 2007 and 2008, are included as part of the Annual Report on Form 10-K which accompanies this proxy statement.

By Order of the Board of Directors

Michael S. Novins, Secretary

April 21, 2008

Exhibit A

AMENDED AND RESTATED 2003 OMNIBUS INCENTIVE PLAN

        SECTION 1.    PURPOSE.    The purposes of the Amended and Restated 2003 Omnibus Incentive Plan (the "Plan") are to encourage Directors and selected employees of Blyth, Inc., a Delaware corporation (the "Company"), and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

        SECTION 2.    DEFINITIONS.    As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

          (b)   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

          (c)   "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

          (d)   "Board" shall mean the Board of Directors of the Company.

          (e)   "Cause" shall mean, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement or, if it does not define Cause, any of the following on the part of the Participant: an intentional failure to perform assigned duties; willful misconduct in the course of the Participant's employment; breach of a fiduciary duty involving personal profit; or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its Subsidiaries or Affiliates. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

          (f)    "Change in Control" shall mean (i) in the case of an Employee, (A) a reorganization, merger or consolidation (a "Corporate Transaction") in which the Company is not the surviving corporation; (B) a sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all of the assets of the Company to another person or entity (an "Asset Sale"); or (C) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (ii) in the case of a Director, (A) any Corporate Transaction in which the Company is not the continuing or surviving corporation or pursuant to which Shares are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any Asset Sale; (C) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, (D) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding Robert B. Goergen and/or any person controlled by Robert B Goergen and/or his affiliates, heirs, estate, legal representative and/or beneficiaries), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the outstanding Shares; or (E) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that in the case of any Director, a Change in Control shall not be deemed to have occurred unless, within one year after the occurrence of an event described in Section 2(f)(ii), such Director shall have ceased for any reason to be a member of the Board.

          (g)   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (h)   "Committee" shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto.

          (i)    "Company" shall mean Blyth, Inc., a Delaware corporation.

          (j)    "Corporate Transaction" shall have the meaning ascribed thereto in Section 2(f)(i)(A).

          (k)   "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

          (l)    "Director" shall mean a director of the Company who has not been, during the immediately preceding 12-month period, an officer or employee of the Company or any Subsidiary.

          (m)  "Employee" shall mean any employee of the Company or any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, (1) an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer and (2) temporary absences from employment because of illness, vacation or an approved leaves of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered terminations of employment or services.

          (n)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange (or on any national securities exchange on the Shares are then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

          (p)   "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

          (q)   "Incentive Stock Option" shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (r)   "Individual Agreement" shall mean a written employment or consulting agreement between the Participant and the Company or an Affiliate.

          (s)   "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

          (t)    "Nonstatutory Stock Option" shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

          (u)   "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

          (v)   "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10.

          (w)  "Participant" shall mean a Director or an Employee who is selected by the Committee to receive an Award under the Plan.

          (x)   "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9.

          (y)   "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

          (z)   "Performance Share" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

          (aa) "Performance Unit" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

          (bb) "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

          (cc) "Qualified Performance-Based Award" shall have the meaning set forth in Section 13.

          (dd) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

          (ee) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 8.

          (ff)  "Section 162(m) Exemption" shall have the meaning set forth in Section 13.

          (gg) "Shares" shall mean the shares of common stock of the Company, par value $0.02 per share.

          (hh)   "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

          (ii)   "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (jj)   "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

        SECTION 3.    ADMINISTRATION.

          (a)   The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

            (1)   select the Employees of the Company and its Affiliates of the Company to whom Awards may from time to time be granted hereunder;

            (2)   determine the type or types of Award to be granted to each Employee hereunder;

            (3)   determine the number of Shares to be covered by each Award granted to an Employee hereunder;

            (4)   determine the terms and conditions of any Award granted to an Employee hereunder (including, but not limited to, the option price, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

            (5)   determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

            (6)   to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to performance goals;

            (7)   determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

            (8)   interpret and administer the Plan and any instrument or agreement entered into under the Plan;

            (9)   establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

            (10) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

          (b)   Decisions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Employee of the Company or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

          (c)   Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award to not qualify for, or cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

          (d)   The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by Delaware law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not officers or directors of the Company.

          (e)   Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall be approved and ratified by the full Board.

          (f)    Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalties under Section 409A of the Code. For purposes of clarification, (i) the Committee shall not modify, amend or adjust the terms and conditions of any Award if such modification, amendment or adjustment would cause such Award to become subject to Code Section 409A(a)(1) and (ii) this subsection (f) shall apply to any modification, amendment or adjustment made to an Award in connection with a Change in Control.

        SECTION 4.    SHARES SUBJECT TO THE PLAN.

          (a)   Subject to adjustment as provided in Section 4(d), a total of 4,081,793 Shares shall be authorized for issuance under the Plan. In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In addition, Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

          (b)   Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

          (c)   Subject to adjustment as provided in Section 4(d), the number of Shares that may be issued pursuant to Options intended to qualify as Incentive Stock Options shall be 3,373,526.

          (d)   In the event of any change in corporate capitalization, such as a stock dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as any merger, reorganization, consolidation, recapitalization, spin-off, separation or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, the Committee shall make substitutions or adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance of Awards under the Plan (including specific limits applicable to Incentive Stock Options, Restricted Stock Awards, Performance Awards, Other Stock Unit Awards and other types of Awards), (ii) the limitation upon Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards and Performance Units to be granted to any Participant in any specific period, to the extent such adjustment does not cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption, (iii) the number, kind and grant price of shares subject to outstanding Options and Stock Appreciation Rights, (iv) the number and kind of shares subject to other outstanding Awards granted under the Plan and/or (v) such other equitable substitutions or adjustments, in each case, as it determines to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

        SECTION 5.    ELIGIBILITY.    Any Employee or Director shall be eligible to be selected as a Participant; provided, however, that pursuant to Section 422 of the Code, Incentive Stock Options shall only be awarded to employees of the Company and its Subsidiaries or "parent corporation" (within the meaning of Section 424(f) of the Code).

        SECTION 6.    STOCK OPTIONS.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

          (a)   OPTION PRICE.

            (1)   The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion on or before the date of grant; provided, however, that except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(d), such purchase price of an Option shall not be less than the Fair Market Value of a Share on the date of grant.

            (2)   Except for adjustments pursuant to Section 4(d) (relating to the adjustment of Shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower price.

          (b)   OPTION PERIOD.    The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the Award Agreement; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

          (c)   EXERCISABILITY.    Options shall be exercisable at such time or times as determined by the Committee at the time of grant (except as otherwise permitted under Section 3(a)) or as set forth in Section 12.

          (d)   METHOD OF EXERCISE.    Subject to the other provisions of the Plan, any vested and exercisable Option may be exercised by the Participant in whole or in part, at any time during the Option term, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified to bank check or such other instrument as the Company may accept.

            (1)   If approved by the Committee, payment, in full or in part, may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Shares subject to the Option based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Option may be authorized only at the time the Option is granted; and provided, further, that such already owned Shares have been held by the Participant unencumbered for at least six months (or any shorter period sufficient to avoid a charge to the Company's earnings for financial reporting purposes).

            (2)   Payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price and, if requested, reduced by the amount of any federal, state, local or foreign withholding and employment taxes, unless otherwise determined by the Committee. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

            (3)   In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option (or applicable portion thereof).

            (4)   No Shares shall be issued until full payment therefor has been made. Except as otherwise provided in Sections 3(a)(7), 15(g) and 15(i), an optionee shall have all of the rights of a shareholder of the Company holding the Shares subject to such Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such Shares and, if requested by the Company, has given the representation described in Section 14(i).

          (e)   FORM OF SETTLEMENT.    In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

        SECTION 7.    STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate; provided that a Stock Appreciation Right shall not have a term of greater than ten years.

        SECTION 8.    RESTRICTED STOCK.

          (a)   ISSUANCE.    A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except with respect to Restricted Stock awarded in lieu of bonuses or other similar awards, Restricted Stock Awards granted to Employees shall vest over a minimum period of three years from the date of grant.

          (b)   REGISTRATION.    Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by the Award.

          (c)   FORFEITURE.    Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after expiration of the period of forfeiture, as determined or modified by the Committee.

        SECTION 9.    PERFORMANCE AWARDS.    Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 12, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

        SECTION 10.    OTHER STOCK UNIT AWARDS.

          (a)   STOCK AND ADMINISTRATION.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such

  Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

          (b)   TERMS AND CONDITIONS.    Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

        SECTION 11.    DIRECTOR AWARDS

          (a)   ELIGIBILITY; GRANTS.    Each Director who is elected to office for the first time after March 1, 1994 shall automatically be a Participant. Options will be granted in the following manner: (1) each Director who is elected to office for the first time after January 31, 2002 and before the date of the annual stockholders' meeting to be held in June 2004 shall automatically be granted an Option to acquire 10,000 Shares under the Plan, effective as of the date of such election; and (2) with respect to the annual meeting of the Company's stockholders to be held in June, 2003, each Director shall, on the date of such annual meeting, automatically be granted an Option to acquire 5,000 Shares under the Plan provided, that such Director (A) has been in office for at least six months at the time of such annual meeting and (B) will remain in office following such annual meeting.

          (b)   OPTION AGREEMENT.    Each Option granted under the Plan shall be evidenced by an Award Agreement, which Award Agreements may but need not be identical and which shall (1) comply with and be subject to the terms and conditions of the Plan and (2) provide that the Director agrees to continue to serve as a director of the Company during the term for which he or she was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

          (c)   OPTION EXERCISE PRICE.    The purchase price per Share for an Option granted under the Plan shall be the Fair Market Value (as hereinafter defined) of a Share on the date on which such Option is granted or, if such date is not a business day on which the Shares are traded, the next immediately preceding trading day (the "Pricing Date").

          (d)   TIME AND MANNER OF EXERCISE OF OPTION

            (1)   Each Option granted under Section 11(a)(1) shall become exercisable as follows: 50% of such Option shall become exercisable on the first anniversary of the date of grant and 50% of such Option shall become exercisable on the second anniversary of the date of grant.

            (2)   Each Option granted under Sections 11(a)(2) shall become exercisable in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of the Company to occur after the date of grant.

            (3)   Options granted to Directors may be exercised pursuant to the procedures set forth in Section 6(d).

            (4)   Upon exercise of the Option, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the Option as soon as practicable (but in no event more than 30 days) after the date of receipt of the notice of exercise by the Company, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

          (e)   TERM OF OPTIONS.    Each Option shall expire 10 years from the date of grant, but shall be subject to earlier termination as follows:

            (1)   In the event of the death of a Director, any Option granted to such Director may be exercised, to the extent exercisable on the date of death pursuant to Section 11(a), by the estate of such Director, or by any person or persons who acquired the right to exercise such Option by will or by the laws of descent and distribution. Such Option may be exercised at any time within 12 months after the date of death of such Director or prior to the date on which the Option expires by its terms, whichever is earlier.

            (2)   In the event that a Director ceases to be a director of the Company, other than by reason of his or her death, the Option granted to such Director may be exercised, to the extent exercisable on the date the Director ceases to be a director, for a period of 365 days after such date, or prior to the date on which the Option expires by its terms, whichever is earlier.

          (f)    GRANTS.    With respect to each annual meeting of the Company's stockholders to be held on or after June 2004, the Board shall determine the amount, type and combination of Awards, if any, to be granted to each Director on the date of such annual meeting, which may consist of any type and/or any combination of Awards authorized under the Plan, provided, that the maximum number of Shares (subject to adjustment under Section 4(d)) that may be subject to an Award (1) shall be 5,000 with respect to an initial grant to a new Director and (2) 2,500 with respect to an annual grant to a continuing director.

        SECTION 12.    CHANGE IN CONTROL PROVISIONS.    Subject to Section 12(f) and notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

          (a)   any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

          (b)   the vesting restrictions and any minimum Share ownership requirements applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all such restrictions and limitations and become fully vested to the full extent of the original grant;

          (c)   all Performance Awards shall be considered to be earned in full, and any vesting or other restriction (including any minimum Share ownership requirements but excluding any deferral limitations) shall lapse; provided, however, that if the Change in Control also constitutes a change in the "ownership or effective control" of the Company, or a change in the "ownership of a substantial portion of the assets" of the Company (in each case as determined under Section 409A(a)(2)(A)(v) of the Code), any deferral restrictions shall lapse and such Performance Awards shall be immediately settled or distributed; and

          (d)   the restrictions and other conditions (including any minimum Share ownership requirements but excluding any deferral limitations) applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions (including any minimum Share ownership requirements but excluding any deferral limitations) and become fully vested and transferable to the full extent of the original grant; provided, however, that if the Change in Control also constitutes a change in the "ownership or effective control" of the Company, or a change in the "ownership of a substantial portion of the assets" of the Company (in each case as determined under Section 409A(a)(2)(A)(v) of the Code), any deferral restrictions shall also lapse.

          (e)   The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes, including, without limitation, terminating fully-vested Options and Stock Appreciation Rights immediately following a Change in Control (after providing an opportunity for Participants to exercise such Awards) and/or canceling an Option or Stock Appreciation Right if the price paid in connection with such Change in Control is less than the grant price of such Award.

          (f)    Notwithstanding the foregoing, if in the event of a Corporate Transaction or an Asset Sale (in each case, that constitutes a Change in Control) in which the successor company assumes or replaces an Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, or Other Stock Unit Award that is held by an Employee, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, or Other Stock Unit Award so assumed or replaced shall not be accelerated as described above (unless otherwise provided in the underlying Award Agreement). For the purposes of this Section 12(f), an Award shall be considered assumed or replaced if following such Change in Control the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to such Change in Control, the consideration (whether stock, cash or other securities or property) received in such Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received with respect to the Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in such Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

        SECTION 13.    CODE SECTION 162(m) PROVISIONS.

          (a)   Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

          (b)   If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue, profit or cash generation targets on an absolute and per share basis (including, but not limited to, (1) earnings before interest and taxes, (2) earnings before interest, taxes depreciation and amortization, (3) operating income, (4) earnings per share, (5) cash flow, (6) gross margin percent and (7) operating income as a percent of sales), market share targets, profitability targets as measured through return ratios, such as return on average equity, return on net assets employed, return on capital employed and total shareholder returns. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations or an index covering multiple companies. The measurement of performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

          (c)   Notwithstanding any provision of the Plan other than Section 12, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award and the Committee may not waive the achievement of the applicable performance goals except in the case of death or disability of the Participant or such other event as permitted under the Section 162(m) Exemption (as defined below).

          (d)   The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 ("Qualified Performance-Based Awards") as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto (the "Section 162(m) Exemption").

          (e)   Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or Stock Appreciation Rights during any three-year period with respect to more than 500,000 Shares, or Restricted Stock or Performance Awards subject to this Section 13 that are denominated in Shares, in any three-year period with respect to more than 250,000 Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any performance period is $2,000,000 times the number of years in such performance period.

          (f)    Except as provided in Section 13, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

        SECTION 14.    AMENDMENTS AND TERMINATION.

        The Board may amend, alter, or discontinue the Plan, but no amendment alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules; provided, however, that stockholder approval shall be required for any amendment (i) which increases the maximum number of Shares for which Awards may be granted under the Plan (subject, however, to the provisions of Section 4(d) hereof), (ii) amends the provisions of Section 6(a)(2) (relating to Option repricing), (iii) extends the period during which Stock Options may be granted beyond the times originally prescribed, (iv) changes the persons eligible to participate in the Plan, or (v) materially increases the benefits accruing to Participants under the Plan.

        SECTION 15.    GENERAL PROVISIONS.

          (a)   No Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned,

  transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award to a Family Member; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

          (b)   No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

          (c)   The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

          (d)   Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant's employment or service or other relationship at any time, with or without cause. For purposes of clarification, Awards granted under the Plan shall not guarantee employment or service for the length of any portion of the vesting schedule of any Award.

          (e)   The Committee shall have full power and authority to determine whether an outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or after termination of such employment or service, establishes a relationship with a competitor of the Company or engages in activity that is materially in conflict with or adverse to the interest of the Company, as determined by the Company.

          (f)    The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered Shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employer's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

          (g)   The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

          (h)   Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

          (i)    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

            (1)   listing or approval for listing upon notice of issuance of such Shares on the New York Stock Exchange, or such other securities exchange as may at the time be the principal market for the Shares;

            (2)   any registration or other qualification of such Shares under any state of federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

            (3)   obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

          (j)    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          (k)   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

          (l)    If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

          (m)  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

          (n)   It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation or trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfounded" status of the Plan.

          (o)   In the case of a grant of an Award to any Employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the

  Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

        SECTION 16.    EFFECTIVE DATE OF PLAN.    The Plan shall be effective as of June 4, 2003, subject to the approval of at least a majority of the outstanding Shares.

        SECTION 17.    TERM OF PLAN.    The Plan will terminate on the tenth anniversary of the effective date of the Plan. Awards outstanding under the Plan as of such date shall not be affected or impaired by the termination of the Plan.

BLYTH, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Blyth, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Blyth, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BLYTH1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLYTH, INC.	For	Withhold	For All	To withhold authority to vote for any individual
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.	All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) Anne M. Busquet
02) Wilma H. Jordan
03) James M. McTaggart

Vote on Proposals	For	Against	Abstain

2. Proposal to approve the amendment of the Amended and Restated 2003 Omnibus Incentive Plan.	☐	☐	☐

3. Proposal to ratify the appointment of independent auditors.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholders. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BLYTH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2008

The shareholder(s) hereby appoint(s) Robert B. Goergen and Robert H. Barghaus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Blyth, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m. EDT on June 4, 2008, at Blyth, Inc., One East Weaver Street, Greenwich, CT 06831, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR BOTH OF PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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BLYTH, INC. One East Weaver Street Greenwich, Connecticut 06831 (203) 661-1926
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2008
INTRODUCTION
ABOUT THE ANNUAL MEETING QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2008 ANNUAL MEETING
ITEM 1: ELECTION OF DIRECTORS
Nominees for Election at the 2008 Annual Meeting for Terms Expiring in 2011
Continuing Directors with Terms Expiring in 2009
Continuing Directors with Terms Expiring in 2010
Corporate Governance Guidelines
Director Independence
Director Compensation
Board and Committee Meetings
Process for Nominating Directors
Communications with the Board of Directors
Code of Conduct
Executive Officers
Security Ownership of Management and Certain Beneficial Owners
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards During Fiscal 2008
Outstanding Equity Awards at January 31, 2008
Nonqualified Deferred Compensation
Pension Benefits
Section 16(a) Beneficial Ownership Reporting Compliance
Audit Committee Report
ITEM 2: APPROVAL OF THE AMENDED AND RESTATED 2003 OMNIBUS INCENTIVE PLAN
ITEM 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
FINANCIAL STATEMENTS
  Exhibit A
AMENDED AND RESTATED 2003 OMNIBUS INCENTIVE PLAN